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                                                                 EXHIBIT 12



                          ASSIGNMENT AND BILL OF SALE


         THIS ASSIGNMENT AND BILL OF SALE (this "Assignment") is from JEDI HYDROCARBON INVESTMENTS I LIMITED PARTNERSHIP, a Delaware limited partnership, whose address is 1400 Smith, Houston, Texas 77002, Attn: Donna W. Lowry, as "Assignor" to SHERIDAN ENERGY, INC., a Delaware corporation whose address is 1000 Louisiana, Suite 800, Houston, Texas 77002, Attn: Bill Berilgen, as "Assignee."

                                   ARTICLE I.

         For and in consideration of $1,000, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor has granted, bargained, sold, conveyed, assigned, transferred, set over and delivered and hereby grants, bargains, sells, conveys, assigns, transfers, sets over and delivers unto Assignee, all of Assignor's right, title and interest in and to the following properties (such interest is collectively referred to herein as the "Properties"):

                 (a) the oil and gas leases and leasehold interests, working interests, net revenue interests, operating rights, overriding royalty interest, net profits interests or similar interests in the properties, described on Exhibit A, and any other rights that may arise from operation of the properties and lands pooled, unitized, communitized or consolidated with such properties (the "Oil and Gas Properties"); and

                 (b) the oil, condensate or natural gas wells, water source wells, salt water disposal wells and other types of injection wells either located on the Oil and Gas Properties or held for use in connection with the Oil and Gas Properties, and whether producing, operating, shut-in, temporarily abandoned, abandoned, standing or otherwise; and

                 (c) the severed crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, petroleum gas liquids, condensate, products, liquids and other hydrocarbons and other minerals or material of every kind and description produced from the Oil and Gas Properties; and

                 (d) the physical facilities, equipment, personal property, rights-of-way and easements or interest therein that are used or held for use in connection with the ownership or operation of the properties described in subparagraphs (a) through (c), inclusive, whether located on or off such properties, including without limitation the rights-of-way and easements described on Exhibit B; and

                 (e) all contracts and agreements that in any way relate to the properties described in subparagraphs (a) through (d), inclusive, including operating agreements, agreements relating to the production, storage, treatment, transportation, processing, purchase, sale or other disposal of Substances, including, but without limitation by enumeration, all easements, servitudes, pooling and unitization agreements, gas sale agreements, and surface leases, and any and all other amendments, ratifications or extensions of the foregoing.
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         LESS AND EXCEPT and Assignor hereby excludes from the foregoing all
2-D seismic information, licenses and data relating to the Properties, to the extent that the same is not transferable without consent, payment or penalty.

         TO HAVE AND TO HOLD the Properties unto Assignee and its heirs, successors and assigns, forever; provided, however, this Assignment is made subject to the following terms and provisions:

                                   ARTICLE II

                                  DISCLAIMERS

         2.1 Disclaimer. Except as provided below, the Properties are hereby assigned by Assignor to Assignee without recourse, covenant or warranty of title of any kind, express, implied or statutory, even to the return of the purchase price. Any covenants or warranties implied by statute or law by the use herein of the words "grant", "convey" or other similar words are hereby expressly restrained, disclaimed, waived and negated. WITHOUT LIMITING THE GENERALITY OF THE TWO PRECEDING SENTENCES, ASSIGNEE ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THE PURCHASE AGREEMENT DATED DECEMBER 31, 1997 BETWEEN ASSIGNOR AND ASSIGNEE (THE "PURCHASE AGREEMENT"), ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE PROPERTIES, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR, (c) THE ENVIRONMENTAL CONDITION OF THE PROPERTIES,
(d) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (e) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (f) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (g) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (h) ANY CLAIMS BY ASSIGNEE FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN AS OF THE EFFECTIVE TIME, AND (i) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF BOTH ASSIGNEE AND ASSIGNOR THAT, EXCEPT AS PROVIDED IN THE PURCHASE AGREEMENT, THE PROPERTIES ARE HEREBY ASSIGNED TO ASSIGNEE IN THEIR PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS, AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE. ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT




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REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN
WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

         2.2 Subrogation. Assignor hereby transfers and assigns unto Assignee, its successors and assigns, all of its rights under and by virtue of all covenants and warranties pertaining to the Properties, express or implied (including, without limitation, title warranties and manufacturers', suppliers' and contractors' warranties), that have heretofore been made by any of Assignor's predecessors in title, or by any third party manufacturers, suppliers and contractors (the "Prior Covenants and Warranties"). This Assignment is made with full substitution and subrogation of Assignee, its successors and assigns, in and to and under and by virtue of the Prior Covenants and Warranties and with full subrogation to all rights accruing under the statutes of limitation, prescription and repose under the laws of the applicable jurisdictions in relation to the Properties and all causes of action, rights of action or warranty of Assignor against all former owners of the Properties.

                                  ARTICLE III

                                 MISCELLANEOUS

         3.1 Further Assurances. Without creating any additional covenants, warranties or representations of or by Assignor, Assignor covenants and agrees to execute and deliver to Assignee all such other and additional assignments, instruments and other documents and to do all such other acts and things as may be necessary more fully to vest in Assignee record title to all of the Properties and the respective properties, rights and interests herein and hereby granted or intended to be granted, and to put Assignee in actual possession and operating control of the Properties to the same extent as Assignor was theretofore in, or was theretofore entitled to be in. Such separate or additional assignments, if any: (a) shall evidence the assignment of the Properties herein made or intended to be made; (b) shall not modify any of the terms and covenants herein set forth and shall not create any additional representations or covenants of or by Assignor to Assignee; (c) shall be deemed to contain all of the terms and provisions hereof, as fully and to all intents and purposes as though the same were set forth at length in the separate assignments; and (d) to the extent required by law, shall be on forms prescribed, or may otherwise be on forms suggested, by the appropriate governmental entities and agencies. In the event any term or provision of any additional assignment should be inconsistent with or conflict with the terms or provisions of this Assignment, the terms and provisions of this Assignment shall control and shall govern the rights, obligations and interests of the parties hereto, their successors and assigns. Such additional assignments and this Assignment shall, when taken together, be deemed to constitute the one assignment by Assignor to Assignee of all of the Properties.





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         3.2     Approval.  This Assignment, insofar as it affects any interest in leases the transfer of which must be approved by any governmental entity or agency, is made and accepted subject to the approval of the appropriate governmental entity or agency and to the terms of such approval, if and to the extent required by law.

         3.3 Assumption. Assignee expressly assumes all of Assignor's obligations relating to the Properties, including, without limitation, leases, operating agreements, unit agreements and contracts.

         3.4 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one conveyance.

         3.5 Successors and Assigns. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         3.6 Recording. To facilitate recording or filing of this Assignment, the counterpart to be recorded in a given county or parish may contain only that portion of the exhibits that describes Properties located in that county or parish. Assignor and Assignee have each retained a counterpart of this Assignment with complete exhibits.

         3.7 Exhibits. Reference is made to all Exhibits attached hereto and made a part hereof for all purposes. References in such Exhibit to instruments on file in the public records are made a part hereof for all purposes.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date of their respective acknowledgments below, but effective as of 7:00 a.m. local time on September 1, 1997.


                                        ASSIGNOR:

                                        JEDI HYDROCARBON INVESTMENTS I
                                        LIMITED PARTNERSHIP

WITNESSES:
                                        By:     JEDI CAPITAL L.L.C.  Its
                                                General Partner

/s/                                     By:    /s/ D. R. Rollins, Jr.
-----------------------------                 ----------------------------------
                                        Name:      D. R. Rollins, Jr.
                                              ----------------------------------
/s/                                     Title:     Manager
-----------------------------                 ----------------------------------





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                                        ASSIGNEE:

WITNESSES:                              SHERIDAN ENERGY, INC.

/s/                                     By: /s/ B. A. Berilgen
-----------------------------                   ------------------------------
                                        Name:   B. A. Berilgen
                                                ------------------------------
/s/                                     Title:  President and CEO
-----------------------------                   ------------------------------



                                ACKNOWLEDGMENTS

STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

         On this 31st day of December, 1997, before me appeared D. R. Rollins, Jr., to me personally known, who, being by me duly sworn (or affirmed) did say that he is the Manager of JEDI CAPITAL L.L.C., a Delaware limited liability company, as general partner of JEDI HYDROCARBON INVESTMENTS I LIMITED PARTNERSHIP, a Delaware limited partnership, and that the instrument was signed on behalf of the company by authority of its Members in its capacity as the general partner of JEDI HYDROCARBON INVESTMENTS I LIMITED PARTNERSHIP, and that he acknowledged the instrument to be the free act and deed of the company, the general partner of JEDI HYDROCARBON INVESTMENTS I LIMITED PARTNERSHIP.

                               /s/ Terri L. Frederick
                               -----------------------------------------------
                               Notary Public in and for
                               The State of TEXAS

STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

         On this 31st day of December, 1997, before me appeared B. A. Berilgen, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the President and CEO of SHERIDAN ENERGY, INC., a Delaware corporation, and that the instrument was signed on behalf of the corporation by authority of its Board of Directors and that he acknowledged the instrument to be the free act and deed of the corporation.

                               Terri L. Frederick
                               -----------------------------------------------
                               Notary Public in and for
                               The State of TEXAS




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